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                                                                    Exhibit 10.2

                               CRAWFORD & COMPANY
                           DEFERRED COMPENSATION PLAN
                  FOR ELIGIBLE EMPLOYEES AND ELIGIBLE DIRECTORS
                 (AS AMENDED AND RESTATED AS OF JANUARY 1, 2003)

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                                TABLE OF CONTENTS

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SECTION  1     PURPOSE                                                                                                     40

SECTION  2     DEFINITIONS                                                                                                 40
         2.1.     Account                                                                                                  40
         2.2.     Account Balance                                                                                          40
         2.3.     Annual Deferral Amount                                                                                   40
         2.4.     Beneficiary                                                                                              40
         2.5.     Board of Directors                                                                                       40
         2.6.     Cash Compensation                                                                                        40
         2.7.     Cause                                                                                                    41
         2.8.     Change of Control                                                                                        41
         2.9.     Company                                                                                                  41
         2.10.    Company Discretionary Credit                                                                             41
         2.11.    Committee                                                                                                41
         2.12.    Eligible Director                                                                                        42
         2.13.    Eligible Employee                                                                                        42
         2.14.    Entry Date                                                                                               42
         2.15.    Long Term Incentive Credit                                                                               42
         2.16.    Plan                                                                                                     42
         2.17.    Restoration Benefit                                                                                      42
         2.18.    Retirement Plan                                                                                          42
         2.19.    Savings Plan                                                                                             42
         2.20.    Service Credit                                                                                           42
         2.21.    Subsidiary                                                                                               42
         2.22.    Year                                                                                                     42

SECTION  3     ELIGIBLE EMPLOYEES AND DIRECTORS                                                                            42
         3.1.     Starting Date                                                                                            42
                  (a)      Eligible Employee                                                                               43
                  (b)      Eligible Director                                                                               43
         3.2.     Ending Date                                                                                              43
                  (a)      Eligible Employee                                                                               43
                  (b)      Transfer                                                                                        43
                  (c)      Eligible Director                                                                               43
         3.3.     Enrollment                                                                                               43
         3.4.     Participation                                                                                            43

SECTION  4     DEFERRAL ELECTION RULES AND PROCEDURES                                                                      43
         4.1.     Cash Compensation Only                                                                                   43
         4.2.     Classification and Limitations                                                                           44
                  (a)      General Rules                                                                                   44
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                  (b)      Base Salary                                                                                     44
                  (c)      Bonuses, Incentive Compensation and Profit Sharing                                              44
                  (d)      Directors' Fees                                                                                 44
                  (e)      Short Year                                                                                      44
         4.3.     Irrevocable Election and Filing Deadlines                                                                44
                  (a)      General Rule                                                                                    44
                  (b)      Special Rule                                                                                    44
                  (c)      Expiration of Election                                                                          44
                  (d)      Irrevocable Election                                                                            45
                  (e)      Revocation of Election                                                                          45
                  (f)      Annual Election                                                                                 46
                  (g)      Percentage Figure                                                                               46
         4.4.     Withholding of Deferral Amounts and FICA                                                                 46
         4.5.     Subsidiary                                                                                               46

SECTION  5     ALLOCATION OF COMPANY DISCRETIONARY CREDIT AND SERVICE
               CREDIT                                                                                                      46
         5.1.     Company Discretionary Credit                                                                             46
         5.2.     Service Credit                                                                                           47

SECTION  6     ALLOCATION OF LONG TERM INCENTIVE CREDIT                                                                    47
         6.1.     Eligibility for Long Term Incentive Credit                                                               47
         6.2.     Allocation of Long Term Incentive Credit                                                                 48
         6.3.     Vesting of Long Term Incentive Credit                                                                    48
         6.4.     Forfeiture of Long Term Incentive Credit                                                                 48

SECTION  7     MAINTENANCE OF ACCOUNTS                                                                                     49

SECTION  8     DISTRIBUTIONS                                                                                               49
         8.1.     Distribution Events                                                                                      49
         8.2.     Manner of Distribution                                                                                   49
         8.3.     Installments                                                                                             49
                  (a)      Portion of Account Distributed in Installments                                                  49
                  (b)      Installment Election                                                                            49
                  (c)      Failure to Elect Installments                                                                   50
                  (d)      Payment of Installments                                                                         50
         8.4.     Short-term Distribution                                                                                  50
         8.5.     Distribution of Company Discretionary Credit                                                             50
         8.6.     Unforeseeable Emergency                                                                                  50
         8.7.     Distribution of Restoration Benefits                                                                     51

SECTION  9     DEEMED INTEREST CREDITING                                                                                   51
         9.1.     Interest Rate                                                                                            51
         9.2.     Prior to Distribution                                                                                    51
         9.3.     Installments                                                                                             51
                  (a)      Interest Rate                                                                                   52
                  (b)      "Deemed" Installment Payments                                                                   52

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                  (c)      Amortization                                                                                    52
                  (d)      Monthly Payments                                                                                52

SECTION  10    SOURCE OF DISTRIBUTION                                                                                      52

SECTION  11    CLAIMS PROCEDURES                                                                                           52
         11.1.    Presentation of Claim                                                                                    52
         11.2.    Notification of Decision                                                                                 53
         11.3.    Review of a Denied Claim                                                                                 53
         11.4.    Decision on Review                                                                                       53
         11.5.    Manner of Notification                                                                                   54
         11.6.    Legal Action                                                                                             54

SECTION  12    MISCELLANEOUS                                                                                               54
         12.1.    Beneficiary                                                                                              54
         12.2.    No Assignment; Binding Effect                                                                            54
         12.3.    ERISA                                                                                                    55
         12.4.    Committee Powers                                                                                         55
         12.5.    Construction                                                                                             55
         12.6.    Employment Contract                                                                                      55
         12.7.    Term of Office                                                                                           55
         12.8.    Amendment and Termination                                                                                55
         12.9.    Distribution in the Event of Taxation                                                                    55
         12.10.   Furnishing Information                                                                                   56

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                               CRAWFORD & COMPANY
                           DEFERRED COMPENSATION PLAN
                  FOR ELIGIBLE EMPLOYEES AND ELIGIBLE DIRECTORS
                               AS EFFECTIVE AS OF
                                 JANUARY 1, 1995
                    (AMENDED AND RESTATED AS JANUARY 1, 2003)

                                SECTION 1 PURPOSE

The purpose of this Plan is to allow each Eligible Employee of the Company or a Subsidiary and each Eligible Director of the Company to defer the payment of a percentage of his or her Cash Compensation otherwise actually payable during each Year for services rendered and to provide a benefit equal to the benefit the Eligible Employee would have had if the amounts deferred under this Plan had been treated as "compensation" for purposes of the Retirement Plan (the Restoration Benefit) and for purposes of the "service contribution" under the Savings Plan (the Service Credit). Certain employees will also receive Long Term Incentive Credits under this Plan. In addition, the Company or a Subsidiary, in its sole discretion may credit an Eligible Employee's Account with a Company Discretionary Credit.

                              SECTION 2 DEFINITIONS

2.1 Account -- means the bookkeeping entry maintained as part of the Company's books and records in accordance with Section 7 to show as of any date the interest of each Eligible Employee and each Eligible Director in this Plan.

2.2 Account Balance -- means as of any date for each Account the amount that is in excess of credits to such Account over debits to such Account where (i) credits are the total dollar amount, if any, deferred under Section 4 through such date, the Company Discretionary Credits and Service Credits, if any, contributed under Section 5 through such date and the deemed interest credited under Section 9, if applicable, through such date and (ii) debits are the total dollar amount distributed through such date under Section 8.

2.3 Annual Deferral Amount -- means for any Year, that portion of an Eligible Employee's or Eligible Director's Cash Compensation which is deferred pursuant to such Eligible Employee's or Eligible Director's election for that Year.

2.4 Beneficiary -- means the person or persons designated as such in accordance with Section 12.1.

2.5      Board of Directors -- means the Board of Directors of the Company.

2.6 Cash Compensation -- means the following types of compensation payable to an Eligible Employee or Eligible Director by the Company or a Subsidiary in cash or cash equivalents:

         (a) For each Eligible Employee: (1) base salary, including basic wages and commission payments, but excluding draws (guaranteed or otherwise), reimbursed expenses, fringe benefits, moving expenses and auto allowances; (2) bonuses; (3) incentive compensation and
             (4) profit sharing.

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         (b) For each Eligible Director who is not an Eligible Employee, directors' meeting and committee fees.

2.7      Cause -- means one or more of the following reasons:

         (a) a violation of any law;

         (b) insubordination;

         (c) violation of Company policies;

         (d) unsatisfactory attendance or performance;

         (e) refusal or failure to comply with a change in job conditions; or

         (f) refusal to cooperate with transition or redeployment activities; each as determined by the Chief Executive Officer in his or her absolute discretion.

2.8 Change of Control -- means the first to occur of any of the following events:

         (a) any "person" (as that term is used in Section 13 and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 50% or more of the Company's capital stock entitled to vote in the election of directors;

         (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least three-quarters of the directors still in office who were directors at the beginning of the period;

         (c) any consolidation or merger of the Company, other than a merger of the Company in which the holders of the shares of stock of the Company entitled to vote immediately prior to the merger hold more than 50% of the shares of stock of the surviving corporation entitled to vote immediately after the merger;

         (d) the liquidation or dissolution of the Company; or

         (e) substantially all of the assets of the Company are sold or otherwise transferred to a parties that are not within a "controlled group of corporations" (as defined in Section 1563 of the Internal Revenue Code of 1986, as amended) of which the Company is member.

2.9 Company -- means Crawford & Company, a Georgia corporation, and any successor to such corporation.

2.10 Company Discretionary Credit -- means for any Year, any amount that the Company or a Subsidiary, in its sole discretion, may credit to the Account of an Eligible Employee.

2.11 Committee -- means the committee chosen by the Board of Directors to manage and administer the Plan.

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2.12     Eligible Director -- means a member of the Board of Directors.

2.13 Eligible Employee -- means an employee of the Company or a Subsidiary who is designated as such by the Committee in its sole discretion.

2.14 Entry Date -- means, in the case of an Eligible Employee, the first day of the Year following the date on which the Committee designates an employee as an Eligible Employee and the Eligible Employee complies with all the requirements under Section 3.3, or, in the case of an Eligible Director, the first day of the Year following the date on which the director commences serving on the Board of Directors and complies with all the requirements under Section 3.3, or, in the case of either an Eligible Employee or an Eligible Director, such other date as determined by the Committee in its sole discretion.

2.15 Long Term Incentive Credit -- means an amount credited to an Eligible Employee's account under Section 6 of the Plan.

2.16 Plan -- means this Crawford & Company Deferred Compensation Plan for Eligible Employees and Eligible Directors as amended and restated, effective January 1, 2003.

2.17 Restoration Benefit -- means, for an Eligible Employee, the difference between (a) the benefit that would be paid under the Retirement Plan based on employment completed on or before December 31, 2002 if base salary, bonuses and profit sharing deferred under this Plan through such date is included in the definition of compensation under the Retirement Plan at the time the deferral is made, and (b) the benefit that is actually payable under the Retirement Plan, calculated based on a single life annuity form of payment.

2.18 Retirement Plan -- means the Crawford & Company Retirement Plan and Trust Agreement, as amended from time to time.

2.19 Savings Plan -- means the Crawford Savings and Investment Plan, as amended from time to time.

2.20 Service Credit -- means for each Eligible Employee for each Year the excess of (a) the "company service contribution" (as that term is defined in the Savings Plan) that would have been contributed to the Savings Plan if "compensation" (as defined in the Savings Plan) was determined by including amounts deferred under this Plan at the time the deferral is made over (b) the "company service contribution" that is actually allocated to the Eligible Employee's account under the Savings Plan for such Year.

2.21 Subsidiary -- means a direct or indirect subsidiary of which the Company owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting stock.

2.22     Year -- means a calendar year.

                   SECTION 3 ELIGIBLE EMPLOYEES AND DIRECTORS

3.1      Starting Date.

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         (a) Eligible Employee. An Eligible Employee shall be treated as such under this Plan starting as of the later of (1) January 1, 1995, or
             (2) the date he or she is so designated by the Committee.

         (b) Eligible Director. An Eligible Director shall be treated as such under this Plan starting as of the later of (1) January 1, 1995, or
             (2) the date his or her election to the Board of Directors becomes effective.

3.2      Ending Date.

         (a) Eligible Employee. Except with regard to any Restoration Benefit, an Eligible Employee's treatment as such under this Plan shall end as of the earlier of (1) the date his or her employment by the Company or a Subsidiary terminates for any reason whatsoever, or
             (2) the date the Committee revokes his or her designation as an Eligible Employee, and any deferral election made by him or her under Section 4 automatically shall become ineffective on such date as to any Cash Compensation otherwise payable on or after such date. With regard to any Restoration Benefit, an Eligible Employee's treatment as such shall continue until all Restoration Benefits are paid to such Eligible Employee under this Plan.

         (b) Transfer. A transfer from the Company to a Subsidiary, from one Subsidiary to another Subsidiary or from a Subsidiary to the Company shall not be treated as a termination of employment under this Plan.

         (c) Eligible Director. An Eligible Director's treatment as such under this Plan shall end as of the date he or she no longer serves as a member of the Board of Directors, and any deferral election made by him or her under Section 4 automatically shall become ineffective on such date as to any Cash Compensation payable on or after such date.

3.3 Enrollment. As a condition to participation, each Eligible Employee and Eligible Director shall complete, execute and submit to the Committee, at least 15 days prior to his or her Entry Date, such agreements, election forms, consents and other forms as the Committee deems are necessary for enrollment in the Plan. In the event the Eligible Employee or Eligible Director fails to meet all applicable enrollment requirements at least 15 days prior to his or her Entry Date, such Eligible Employee or Eligible Director shall not be eligible to participate in the Plan until the first day of the Year next following the date upon which such enrollment requirements are satisfied.

3.4 Participation. An Eligible Employee's or Eligible Director's participation in the Plan shall commence on his or her Entry Date.

                SECTION 4 DEFERRAL ELECTION RULES AND PROCEDURES

4.1 Cash Compensation Only. Subject to Section 4.2, each Eligible Employee and Eligible Director can elect to defer the payment of a portion of his or her Cash Compensation otherwise payable during each Year. No election shall be effective as to compensation otherwise payable in a form other than in cash or cash equivalents, and an election shall (except as provided in Section 3.2, Section 4.3(e)(2) and Section 7.5) be effective only for Cash Compensation otherwise actually payable during the Year covered by such election under Section 4.3.

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4.2      Classification and Limitations.

         (a) General Rules.

                  (1) An election to defer the payment of a percentage of an Eligible Employee's or Eligible Director's Cash Compensation otherwise actually payable during any Year shall not be effective to the extent that such election either fails to meet the minimum or exceeds the maximum limits set forth in this Section 4.2.

                  (2) Cash Compensation shall be deemed "otherwise actually payable" under this Plan on the date such compensation otherwise actually would have been paid under the compensation and payroll practices of the Company, and a deferral shall be credited to the Eligible Employee or Eligible Director as of that date.

         (b) Base Salary. If an election applies to base salary, such election shall apply to no less than two percent (2%) and no more than fifty percent (50%) of an Eligible Employee's base salary otherwise actually payable during the Year covered by such election under
             Section 4.3.

         (c) Bonuses, Incentive Compensation and Profit Sharing. If an election applies to bonuses, incentive compensation and profit sharing such election shall apply to no less than two percent (2%) and no more than one hundred percent (100%) of any cash bonus, incentive compensation or profit sharing otherwise actually payable during the Year covered by such election under Section 4.3.

         (d) Directors' Fees. If an election applies to directors' meeting and committee fees, such election shall apply collectively to no more than one hundred percent (100%) of an Eligible Director's meeting and committee fees otherwise payable during the Year covered by such election.

         (e) Short Year. If an Eligible Employee commences participation after the first day of a Year, the minimum Cash Compensation which may be deferred shall be an amount equal to five percent (5%) of such Eligible Employee's Cash Compensation.

4.3      Irrevocable Election and Filing Deadlines.

         (a) General Rule. An election to defer the payment of a percentage of an Eligible Employee's or Eligible Director's Cash Compensation shall be made on the form provided for this purpose by the Committee. Such election shall be effective for the Year which begins after the date the Eligible Employee or Eligible Director files the election form with the Committee.

         (b) Special Rule. If an Eligible Employee's or Eligible Director's Entry Date is not the first day of a Year, he or she can elect to defer the payment of a portion of his or her Cash Compensation otherwise actually payable during the remainder of such Year.

         (c) Expiration of Election. An election made for any Year shall expire on the last day of the Year unless such election is earlier revoked in accordance with Section 4.3(e).

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         (d) Irrevocable Election. An election which becomes effective for a
             Year under Section 4.3(a) or for the remainder of a Year under
             Section 4.3(b) shall (except as provided in Section 4.3(e)(2),
             Section 4.3(e)(4), Section 3.2 or Section 7.5) be irrevocable for the remainder of such Year.

         (e) Revocation of Election.

                  (1) An Eligible Employee or Eligible Director can revoke an election otherwise effective for any Year if he or she delivers written notice of such revocation to the Committee in a form acceptable to the Committee before the beginning of such Year.

                  (2) An Eligible Employee may request the Committee to revoke his or her election after the beginning of any Year. If an election applies to an Eligible Employee's base salary under Section 4.2(b) or bonuses, incentive compensation or profit-sharing under Section 4.2(c), the Committee shall have the power to revoke such an election for any Year if such Eligible Employee demonstrates to the Committee's satisfaction that a failure to so revoke such election will result in a severe financial hardship for him or her for such Year, and any such revocation shall be effective for payroll periods (otherwise covered by such election) which begin after the date the Committee exercises such power under this Section 4.3(e)(2). If an Eligible Employee's election for any Year is revoked under this Section 4.3(e)(2), he or she shall be ineligible to make or to continue any deferral elections under this Plan with respect to Cash Compensation otherwise actually payable during:
                           (i) the remainder of the Year which includes the date the Committee exercises its power under this Section 4.3(e)(2), and (ii) for a period of one Year thereafter.

                  (3) The election of an Eligible Employee on an authorized unpaid leave of absence shall be revoked during the period of such unpaid absence. At such time as the Eligible Employee returns to active employment, the Committee shall resume deferrals for the remainder of the Year in accordance with the election filed by the Eligible Employee for that Year.

                  (4) The Committee shall have the authority to offer an Eligible Employee the opportunity to revoke his election and, at the Eligible Employee's option, make a new election during any Year in which the Eligible Employee's compensation package is significantly modified by the Company or a Subsidiary such that the Committee determines that the Eligible Employee's current election form is no longer reflective of the original intent regarding the deferral of the Eligible Employee's Cash Compensation. This determination shall be made by the Committee in its sole discretion. In no event shall a new election apply to amounts otherwise payable to the Eligible Employee prior to the effective date of the revised election. The Eligible Employee may elect to defer a different type of Cash Compensation or a different percentage of amount of such Cash Compensation but shall not be permitted to modify the form and timing of the distribution as described in Section 7 hereof.

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         (f) Annual Election. An Eligible Employee or Eligible Director shall make a new election for each Year during which he or she wishes to defer his or her Cash Compensation otherwise payable during that Year by submitting a completed and executed election form to the Committee no later than December 15th of the Year prior to the Year for which the Eligible Employee or Eligible Director wishes to make the election.

         (g) Percentage Figure. An election may only describe a deferral as a percentage of Cash Compensation.

4.4 Withholding of Deferral Amounts and FICA. For Each Year that an election is in effect with respect to an Eligible Employee's Cash Compensation, the Company shall withhold the Annual Deferral Amount from an Eligible Employee's Cash Compensation in the percentage specified in his or her election pursuant to Section 4.3 or the special election in Section 4.3(b). The portion of the Annual Deferral Amount to be deferred from all other types of Cash Compensation shall be withheld at such time as the Cash Compensation is otherwise due to be paid to the Eligible Employee or Eligible Director. The Company shall withhold the Eligible Employee's or Eligible Director's share of FICA taxes from that portion of the Eligible Employee's or Eligible Director's Cash Compensation which is not being deferred. In the event FICA taxes required to be withheld on the Annual Deferral Amount or the Company Discretionary Credit exceed the amount of Cash Compensation not being deferred by the Eligible Employee or Eligible Director, the Eligible Employee's or Eligible Director's Annual Deferral Amount shall be automatically reduced by that amount by which FICA taxes exceed the Eligible Employee's or Eligible Director's Cash Compensation not being deferred.

4.5 Subsidiary. If an Eligible Employee is employed by a Subsidiary and makes a deferral election under this Section 4, the Committee shall direct such Subsidiary to stop paying the Cash Compensation which he or she has elected to defer in accordance with his or her election under this Section 4 to the extent that such election is effective with respect to such Cash Compensation. Similarly, if an Eligible Employee terminates a deferral election under this Section 4, the Committee shall direct the Subsidiary to resume paying his or her Cash Compensation in accordance with the termination of such election to the extent that such termination of election is effective under this Plan with respect to such Cash Compensation. The Subsidiary shall withhold the Eligible Employee's or Eligible Director's share of FICA taxes from that portion of the Eligible Employee's or Eligible Director's Cash Compensation which is not being deferred. In the event FICA taxes required to be withheld on the Annual Deferral Amount or the Company Discretionary Credit exceed the amount of Cash Compensation not being deferred by the Eligible Employee or Eligible Director, the Eligible Employee's or Eligible Director's Annual Deferral Amount shall be automatically reduced by that amount by which FICA taxes exceed the Eligible Employee's or Eligible Director's Cash Compensation not being deferred.

       SECTION  5 ALLOCATION OF COMPANY DISCRETIONARY CREDIT AND SERVICE CREDIT

5.1 Company Discretionary Credit. A Company Discretionary Credit may be credited to the Account of an Eligible Employee at any time, in the sole discretion of the Company or a Subsidiary, regardless of whether such Eligible Employee has elected to participate in the Plan for the Year during which the Company Discretionary Credit is made.

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5.2      Service Credit. For each Year with respect to which the Company makes a
         "company service contribution" under the Savings Plan, the Company shall credit the Account of each Eligible Employee to whom is allocated a "company service contribution" under the Savings Plan a Service
         Credit under this Plan. If an Eligible Employee terminates his or her employment with the Company or a Subsidiary before attaining five
         "years of service" (as defined under the Savings Plan), then his or her Service Credits under this Plan shall be forfeited to the same extent they would be forfeited if they were a Company Service Contribution under the Savings Plan.

               SECTION 6 ALLOCATION OF LONG TERM INCENTIVE CREDIT

6.1 Eligibility for Long Term Incentive Credit. An Eligible Employee is eligible for allocation of a Long Term Incentive Credit if he or she:

         (a) works in the United States as an active, full-time employee;

         (b) is assigned to the Technical Services organization; and

         (c) is in one of the following job codes:

                  (1)      RA2600 - Executive General Adjuster,

                  (2)      DB1100 - Technical Services Non-Contract Manager, or

                  (3)      DA4350 - Managing Director, Technical Services.

         (d) An Eligible Employee who is on "positive improvement" (under the Company's evaluation criteria) will not be eligible for allocation of a Long Term Incentive Credit to his or her Account until the first January 1 when (1) the Eligible Employee is not on "positive improvement" and (2) the Eligible Employee has a "coaching for continuous improvement" rating of 3.5 or better (under the Company's evaluation criteria).

         (e) An Eligible Employee must maintain a 3.5 or better "coaching for continuous improvement" rating to have a Long Term Incentive Credit allocated to his or her Account. An Eligible Employee who receives a "coaching for continuous improvement" rating of less than 3.5 will not be eligible to have a Long Term Incentive Credit allocated to his or her Account for the Year in which the rating drops.

         (f) An Eligible Employee who is terminated for Cause or demoted to an ineligible position shall not be eligible for allocation of a Long Term Incentive Contribution for the Year in which the demotion or termination occurred.

         (g) Eligible Employees in job code RA2600 must meet the following performance requirements for allocation of a Long Term Incentive Credit to his or her Account:

                  (1) The Eligible Employee must achieve at least $250,000 annual net production (net of any billing adjustments) while maintaining acceptable accounts receivable within the Year.

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

                  (2) An acceptable level of management of accounts receivable includes both year end accounts receivable unbilled of less than 84 workdays and year end accounts receivable billed of less than 116 workdays.

                  (3) To qualify for the Long Term Incentive Credit, the Eligible Employee must meet both the production threshold and the accounts receivable management threshold.

6.2 Allocation of Long Term Incentive Credit. A Long Term Incentive Credit will be allocated to the account of an Eligible Employee who meets the requirements of Section 6.1, as follows:

         (a) Allocations for Eligible Employees in job code RA2600 will be made according to the following production thresholds:

                  (1) The Eligible Employee must achieve in excess of $275,000 annual net production (net of any billing adjustments) while maintaining acceptable accounts receivable (as described in Section 6.1(g)), within the Year for allocation of a Long Term Incentive Credit equal to 5% of the sum of base salary and incentive compensation paid during the Year.

                  (2) The Eligible Employee must achieve between $250,000 and $275,000 annual net production (net of any billing adjustments) while maintaining acceptable accounts receivable (as described in Section 6.1(g)), within the Year for allocation of a Long Term Incentive Credit equal to 3% of the sum of base salary and incentive compensation paid during the Year.

         (b) The annual Long Term Incentive Credit for Eligible Employees in job codes DB1100 and DA4350 will be 5% of the sum of base salary and incentive compensation paid during the Year.

         (c) The Long Term Incentive Credit will be allocated to the Account of each Eligible Employee entitled to receive such a credit not later than the end of February following the Year to which such Long Term Incentive Credit relates.

6.3 Vesting of Long Term Incentive Credit. Long Term Incentive Credits will become vested in five years following the end of the Year for which such credit was allocated, provided the Eligible Employee remains employed by the Company or a Subsidiary during that five-year period. All Long Term Incentive Credits become vested upon the earliest of (i) the Eligible Employee's attainment of age 62, (ii) the Eligible Employee's having completed ten (10) years continuous service after January 1, 2003 or (iii) the Eligible Employee's death while employed by the Company or a Subsidiary.

6.4 Forfeiture of Long Term Incentive Credit. In the event that an Eligible Employee's employment with the Company or a Subsidiary is terminated for Cause, his or her Long Term Incentive Credits shall be forfeited. Further, if an Eligible Employee is employed by a person or entity other than the Company or a Subsidiary as a technical adjuster, then his or her Long Term Incentive Credit shall be forfeited. Forfeiture shall occur without regard to whether such Long Term Incentive Credits are vested.

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                        SECTION 7 MAINTENANCE OF ACCOUNTS

         The Committee shall maintain for each Eligible Employee or Eligible Director separate Accounts for his or her Company Discretionary Credits, if any; Service Credits, if any; Long Term Incentive Credits, if any; and for Annual Deferral Amounts, if any; which shall show as of any date (1) the Account Balance, at the end of each such date and (2) such other data as the Committee deems relevant. Each Account shall be cancelled when the Account Balance reaches zero. If an Account is maintained during a Year for an Eligible Employee or Eligible Director, the Committee after the end of such Year (or such other time as the Committee determines) shall furnish a statement to that Eligible Employee or Eligible Director which shows the Account Balance in each of his or her Accounts at the end of such Year and (at the Committee's discretion) such other Account data as the Committee deems appropriate.

                             SECTION 8 DISTRIBUTIONS

8.1 Distribution Events. The distribution of an Eligible Employee's or Eligible Director's Account shall commence at the direction of the Committee as soon as practical after the earlier of (a) the date his or her employment by the Company or a Subsidiary terminates for any reason whatsoever, including death or retirement, (b) the date he or she no longer serves as a member of the Board of Directors as to any Account maintained for him or her as an Eligible Director, (c) the date upon which an Annual Deferral Amount is scheduled to be distributed pursuant to the election made by the Eligible Employee or Eligible Director with respect to that Annual Deferral Amount pursuant to Section 8.4 hereof,
         (d) such other date as determined by the Committee in its sole discretion pursuant to Section 8.6 hereof, or (e) a Change of Control of the Company. Each distribution to an Eligible Employee or Eligible Director under this Section 8 shall become a debit against his or her Account as of the date the distribution is made by the Company.

8.2 Manner of Distribution. Subject to Section 8.3 and Section 8.5, the distribution of the Account for Annual Deferral Amounts, Company Discretionary Credits or Service Credits to an Eligible Employee or Eligible Director shall be made in a lump sum. An Account for Long Term Incentive Credits is not subject to distribution in a lump sum and must be distributed in installments as provided in Section 8.3.

8.3 Installments. An Eligible Employee who terminates employment by "retirement" and an Eligible Employee whose Account includes Long Term Incentive Credits may elect (on a form provided by the Committee for this purpose) to receive monthly installments over five (5), ten (10) or fifteen (15) years commencing as of the date of termination.

         (a) Portion of Account Distributed in Installments. For an Eligible Employee whose Account includes Long Term Incentive Credits, the election shall apply only to the portion of his or her Account attributable to the Long Term Incentive Credits (unless he or she also terminates employment by "retirement"). For an Eligible Employee who terminates employment by "retirement", the election shall apply to his or her entire Account.

         (b) Installment Election. An election for installments must be made on or before the last business day of the Year prior to the final Year during which an Annual Deferral Amount is deferred or for which a Long Term Incentive Credit is allocated before termination of employment. By way of example, an Eligible Employee could elect to

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

             receive his or her Account Balances in monthly installments over ten (10) years if he or she submitted a form containing such election on or before the last business day of 2002, deferred a portion of her salary during 2003, and retired in 2003 or later. An election to receive an installment payout made on the last business day of 2002 would not be effective if the Eligible Employee did not defer any amounts under this Plan or have any Long Term Incentive Credits allocated to his or her Account after 2002. An Eligible Employee terminates employment by retirement if he or she terminates on or after the earlier of: (i) the date he or she attains age 65 or (ii) the date he or she attains age 55 with ten
             (10) years of service to the Company or a Subsidiary. Years of service shall be calculated, for purposes of this Plan, in the same manner as "vesting service" is calculated under the terms of the Retirement Plan as in effect on the date the calculation is made hereunder.

         (c) Failure to Elect Installments. If an Eligible Employee fails to properly elect installments under this Section 8.3, his or her Account Balance attributable to Company Discretionary Credits, Service Credits and Annual Deferral Amounts shall be distributed in a lump sum as provided in Section 8.2, and his or her Account Balance attributable to Long Term Incentive Credits shall be paid in monthly installments over fifteen (15) years. In the event an Eligible Employee makes more than one election hereunder, the election made latest in time, in compliance with this Section 8.3, shall govern such Eligible Employee's payout.

         (d) Payment of Installments. All monthly installments shall be distributed as of the first day of a month, and the calculation of each monthly installment shall be made as provided in Section 9.3 hereof.

8.4 Short-term Distribution. An Eligible Employee or Eligible Director may elect, with respect to any Annual Deferral Amount, to receive a lump sum distribution of that Annual Deferral Amount, plus deemed interest credited to his or her Account with respect to that Annual Deferral Amount, within sixty (60) days after the first day of any Year that is either: (a) seven (7) Years; or (b) fifteen (15) Years after the Year in which the Annual Deferral Amount is deferred.

8.5 Distribution of Company Discretionary Credit. If a Company Discretionary Credit is credited on behalf of an Eligible Employee who has elected to participate in the Plan for such Year, the Company Discretionary Credit shall be paid to the Eligible Employee at the same time and in the same manner as the accompanying Annual Deferral Amount. If a Company Discretionary Credit is credited on behalf of an Eligible Employee who has elected not to participate in the Plan for such Year, the Company Discretionary Credit shall be paid at such time as the Eligible Employee may elect pursuant to Section 8.4, or, in the absence of such election, as provided by Section 8.1, and, if the Eligible Employee satisfies the requirements of Section 8.3, the Eligible Employee may elect to receive distribution of the Company Discretionary Credit in monthly installments as provided by Section 8.3, or, absent such election, distribution shall be made in the manner provided by
         Section 8.2. Any election made by an Eligible Employee under this
         Section 8.5 shall be made on the same forms and shall be subject to the same election periods as elections made with respect to Annual Deferral Amounts.

8.6 Unforeseeable Emergency. The Committee shall have the power in its absolute discretion to distribute all or a portion of an Eligible Employee's or Eligible Director's Account Balances attributable to Annual Deferral Amounts, Company Discretionary

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

         Credits or Service Credits on any date in the event that the Eligible Employee or Eligible Director, in the judgment of the Committee, experiences an "unforeseeable emergency". Account Balances attributable to Long Term Incentive Credits are not available for distribution in the event of an "unforeseeable emergency." An "unforeseeable emergency" is an event or circumstance which would, but for an immediate distribution, result in a severe financial hardship to the Eligible Employee or Eligible Director resulting from a sudden and unexpected illness or accident of the Eligible Employee or Eligible Director or a dependent of the Eligible Employee or Eligible Director, disability of the Eligible Employee or Eligible Director, loss of the Eligible Employee's or Eligible Director's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Eligible Employee or Eligible Director. The need to send an Eligible Employee's or Eligible Director's dependent to college or the desire to purchase a home shall not be an "unforeseeable emergency". The Committee shall have the authority to require such evidence as it deems necessary to determine if, and to what extent, a distribution is warranted. The Committee also shall have the power, in its absolute discretion, to accelerate the distribution of an Eligible Employee's Accounts (other than the Account for his or her Long Term Incentive Credit, if any) under Section 8.3 to the extent the Committee acting in its absolute discretion deems appropriate under the circumstances to meet the "unforeseeable emergency". No Eligible Employee or Eligible Director shall have the right to make or to continue any deferral election under this Plan with respect to Cash Compensation otherwise actually payable during: (i) the remainder of the Year which includes the date the Committee exercises its power under this Section 8.6 to distribute, or to accelerate the distribution of, his or her Accounts, and (ii) for a period of one Year thereafter.

8.7 Distribution of Restoration Benefits. An Eligible Employee's Restoration Benefit shall commence at the same time that benefits commence to such Eligible Employee under the Retirement Plan based on the employment completed on or before the December 31, 2002. Except as provided below, if an Eligible Employee is receiving monthly payments from the Plan at the time that his or her Restoration Benefit commences, the Restoration Benefit shall be paid monthly. In all other circumstances, Restoration Benefits shall be paid in a lump sum, calculated using the actuarial assumptions used for calculating lump sum benefits under the Retirement Plan. If at any time the present value of an Eligible Employee's Restoration Benefit is less than $10,000, such amount shall be paid in a lump sum.

                       SECTION 9 DEEMED INTEREST CREDITING

9.1 Interest Rate. Deemed interest shall be credited to each Account monthly at an annual rate to be determined by the Committee and specified in advance of the Eligible Employee's or Eligible Director's election for the Year.

9.2 Prior to Distribution. Deemed interest shall be credited and compounded monthly on each Eligible Employee's or Eligible Director's Account on the last day of each calendar month. If a distribution is made, for purposes of crediting deemed interest, an Eligible Employee's or Eligible Director's Account Balance shall be reduced as of the first day of the month in which the distribution is made.

9.3 Installments. In the event an Account or any portion thereof is distributed in installments, installment amounts shall be determined in the following manner:

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

         (a) Interest Rate. The interest rate to be used to calculate installment payment amounts shall be a fixed interest rate that is determined by averaging the interest rates for the Year in which installment payments commence and the four (4) preceding Years. If an Eligible Employee has participated in the Plan for fewer than five (5) Years, this average shall be determined using the interest rate for the Years during which the Eligible Employee participated in the Plan.

         (b) "Deemed" Installment Payments. For purposes of calculating installment payment amounts only (and notwithstanding the fact that installment payments shall actually be paid monthly), installment payments for each twelve (12) month period, starting with the date that the Eligible Employee becomes eligible to receive a distribution of an Account under this Plan (the "Eligibility Date") and continuing thereafter for each additional twelve (12) month period until the Eligible Employee's Account Balances are paid in full, shall be deemed to have been paid in one sum as of the first day of each such twelve (12) month period. (The result of this is that interest crediting shall be made on an annual basis after taking into account the "deemed" annual installment payment for the twelve (12) month period.)

         (c) Amortization. Based on the interest rate determined in accordance with Section 9.1 above and the "deemed" form of installment payments determined in accordance with Section 9.3(b) above, the Eligible Employee's Account Balances shall be amortized in equal annual installment payments over the term of the specified payment period (starting as of the Eligibility Date and stated in years rather than months).

         (d) Monthly Payments. The annual installment payment determined in
             Section 9.3(c) above shall be divided by twelve (12), and the resulting number shall be the monthly installment payment that is to be paid each month during the specified payment period in accordance with Section 8.3.

                        SECTION 10 SOURCE OF DISTRIBUTION

         All distributions under this Plan shall be made by the Company, from its general assets, and the status of each Eligible Employee's or Eligible Director's claim to his or her Accounts (and the claim of any Beneficiary) shall be the same as the status of a claim against the Company by any of its general and unsecured creditors. No person whomsoever shall look to, or have any claim whatsoever against, any officer, director, employee or agent of the Company or any Subsidiary in his or her individual capacity for the payment of any amounts under this Plan.

                          SECTION 11 CLAIMS PROCEDURES

11.1 Presentation of Claim. Any Participant or beneficiary (such Participant or beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

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

11.2 Notification of Decision. The Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant not later than 90 days after receipt of the claim:

         (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

         (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the
             Claimant:

                  (1) the specific reason(s) for the denial of the claim, or any part of it;

                  (2) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

                  (3) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

                  (4)      an explanation of the claim review procedure, and

                  (5) a statement of the Claimant's right to bring a civil action under Section 502(a) of the Employee Retirement Income Security Act of 1974, as amended, following an adverse determination on review.

11.3 Review of a Denied Claim. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, the Claimant (or the Claimant's duly authorized representative):

         (a) may review all documents relevant to the claim for benefits under this Plan and receive copies of such documents upon request and free of charge;

         (b) may submit written comments or other documents; and/or

         (c) may request a hearing, which the Committee, in its sole discretion, may grant.

11.4 Decision on Review. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the decision must be rendered within 120 days after such date. If special circumstances, such as the need to hold a hearing, require additional time, the Claimant will be provided with notice of the need for additional time before the end of the initial 60-day period. The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

         (a) specific reasons for the decision;

         (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based;

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

         (c) a statement of the Claimant's right to bring a civil action under
             Section 502(a) of the Employee Retirement Income Security Act of 1974, as amended;

         (d) a statement of the Claimant's right receive upon request and free of charge, copies of all documents relevant to the claim for benefits under this Plan; and

         (e) such other matters as the Committee deems relevant.

11.5 Manner of Notification. The Committee may notify a Claimant of its decision either in writing or, where electronic notification would be appropriate under ERISA, electronically.

11.6 Legal Action. A Claimant's compliance with the foregoing provisions of this Section 11 is a mandatory prerequisite to Participant's or beneficiary's right to commence any legal action with respect to any claim for benefits under this Plan.

                              SECTION  12 MISCELLANEOUS

12.1 Beneficiary. Each Eligible Employee and Eligible Director (for whom an Account is maintained) shall designate a Beneficiary, or more than one Beneficiary, to receive the balance, if any, of his or her Accounts under this Plan in the event of his or her death. Such designation shall be made on a form acceptable to the Committee and shall become effective when received by such Committee. An Eligible Employee or Eligible Director who is legally married shall be required to provide the Committee with a properly executed spousal consent form in order to name any individual or entity other than the Eligible Employee's or Eligible Director's current spouse as Beneficiary of fifty percent (50%) or more of the Eligible Employee's or Eligible Director's aggregate Account Balances. An Eligible Employee or Eligible Director may revoke any such designation by delivering a properly executed form revoking such prior designation and designating a new Beneficiary to the Committee, provided such form is received by the Committee prior to the date of the Eligible Employee's or Eligible Director's death. If no such designated Beneficiary survives an Eligible Employee or Eligible Director or if no designation is made, the Eligible Employee's or Eligible Director's estate shall be deemed his or her designated Beneficiary under this Plan. Upon the death of an Eligible Employee or Eligible Director before distribution of the Eligible Employee's or Eligible Director's Accounts has begun, the Company shall distribute the Eligible Employee's or Eligible Director's Accounts to the Beneficiary designated by such Eligible Employee or Eligible Director at such time and in such manner as the Eligible Employee or Eligible Director had elected. Upon the death of an Eligible Employee or Eligible Director after distribution has begun, the Company shall pay the Accounts to the Beneficiary in the same manner such distribution as being made before the Eligible Employee's or Eligible Director's death.

12.2 No Assignment; Binding Effect. No Eligible Employee, Eligible Director or Beneficiary shall have the right to alienate, assign, commute or otherwise encumber an Account or Restoration Benefit for any purpose whatsoever, and any attempt to do so shall be disregarded completely as null and void. The provisions of this Plan shall be binding on each Eligible Employee, Eligible Director and Beneficiary (and on each person who claims a benefit under the foregoing) and on the Company.

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

12.3 ERISA. The Company intends that this Plan come within the various exceptions and exemptions to the Employee Retirement Income Security Act of 1974, as amended, for an unfunded deferred compensation plan maintained primarily for a select group of management or highly compensated employees, and any ambiguities in this Plan shall be construed to effect that intent.

12.4 Committee Powers. The Committee, in the administration of this Plan, shall have the power to take such equitable and other action as the Committee acting in its absolute discretion deems proper or appropriate under the circumstances (including the power to delegate Committee functions to others) to the extent that such action is not inconsistent with the express provisions of this Plan as approved by the Board of Directors. The Committee shall have the exclusive responsibility and complete discretionary authority to control the operation, management and administration of this Plan, with all powers necessary to enable it properly to carry out such responsibilities, including (but not limited to) the power to construe this Plan, to determine eligibility for benefits, to resolve all interpretative, operational, equitable and other questions that arise under this Plan and to settle disputed claims. The decisions of the Committee shall be final and binding upon all persons. Members of the Committee who are Eligible Employees or Eligible Directors may defer Cash Compensation in accordance with the terms of the Plan; provided, however, that no member of the Committee shall act on any determination under Section 4.3(e)(2) or Section 8.5 which relates to him or her.

12.5 Construction. This Plan shall be construed in accordance with the laws of the State of Georgia. Headings and subheadings have been added only for convenience of reference and shall have no substantive effect. All references to sections shall be to sections of this Plan. References to the singular shall include the plural whenever appropriate. The term "Eligible Employee" and "Eligible Director" shall include (except under
         Section 4) a former Eligible Employee or Eligible Director and any Beneficiary of a deceased Eligible Employee or Eligible Director.

12.6 Employment Contract. Participation in this Plan shall not constitute an employment contract, and the Company shall have the right at any time to terminate an Eligible Employee's employment, to reduce his or her Cash Compensation or other compensation or to take such other action in connection with his or her employment as the Company deems appropriate without regard to this Plan.

12.7 Term of Office. An Eligible Director's participation in this Plan shall not constitute a contract for him or her to serve as a member of the Board of Directors for any particular term or any particular fee, and participation in this Plan shall have no bearing on such terms, fees or any other conditions of membership on the Board of Directors.

12.8 Amendment and Termination. The Company acting through the Committee shall have the right at its discretion to amend this Plan from time to time and to terminate this Plan at any time. In the event the Plan is terminated, all deferrals shall cease and the Company shall retain all Accounts until distribution is scheduled to commence under Section 8.

12.9 Distribution in the Event of Taxation. If, for any reason, all or any portion of an Eligible Employee's or Eligible Director's Accounts become taxable to the Eligible Employee or Eligible Director prior to distribution, an Eligible Employee or Eligible Director may petition the Committee for a distribution of the Accounts sufficient to meet the Eligible Employee's or Eligible Director's tax liability (including penalties and interest).

12.10 Furnishing Information. An Eligible Employee or Eligible Director shall cooperate with the Committee by furnishing all information requested by the Committee and shall take such other actions as may be requested in order to facilitate administration of the Plan and the distribution of Accounts or Restoration Benefits hereunder, including without limitation, taking such physical examinations as the Committee may deem necessary.

IN WITNESS WHEREOF, Grover L. Davis, Chairman & Chief Executive Officer, has executed this Plan this 21st day of August, 2003.

                                              /s/ Grover L. Davis
                                              ---------------------------
                                              GROVER L. DAVIS
                                              CHAIRMAN & CHIEF EXECUTIVE OFFICER

                                       56